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                                  EXHIBIT 23C
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                        Consent of Deloitte & Touche LLP

We consent to the inclusion in this Registration Statement of Extended Family Care Corporation on Form S-4 of our report dated October 7, 1994 (relating to the financial statements of AMSERV HEALTHCARE INC. and subsidiaries not presented separately herein) and to the reference to us under the heading "Experts" in the Proxy, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Las Vegas, Nevada
July 23, 1997